UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2015

Creative Realities, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-33169	41-1967918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Broadway, 9th Floor, New York NY 10006

(Address of principal executive offices)

(212) 324-6660

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On April 21, 2015, Creative Realities, Inc. issued a press release reporting its anticipated financial results for the year ended December 31, 2014 and the information included in Item 5.02 below.

The information in this Item is furnished to, but not filed with, the Securities and Exchange Commission solely under Item 2.02 of Form 8-K, “Results of Operations and Financial Condition.”

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 13, 2015, the Board of Directors of Creative Realities, Inc. and Paul Price, Chief Executive Officer of Creative Realities, agreed to terminate Mr. Price’s employment agreement with Creative Realities without cause. Such termination was effective immediately and effected the immediate removal of Mr. Price from his position as a member of the Board of Directors.

Also on April 13, 2015, the Board of Directors appointed John Walpuck as Creative Realities’ interim Chief Executive Officer. Mr. Walpuck has served as Chief Financial and Operating Officer of Creative Realities since August 1, 2014.

A copy of the press release reporting the information included in Items 2.02 and 5.02 is attached to this report as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release dated April 21, 2015.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREATIVE REALITIES, INC.:
(Registrant)

By:	/s/ John Walpuck
John Walpuck
Interim Chief Executive Officer, Chief Financial Officer
and Chief Operating Officer

Dated: April 21, 2015

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EXHIBIT INDEX

99.1	Press release dated April 21, 2015.

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